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                                                                  EXHIBIT 10.17

                         R/3 NATIONAL PARTNER AGREEMENT

                      SAP AMERICA, INC. - KPMG PEAT MARWICK


         This National Partner Agreement (the "Agreement"), made as of September 20, 1993, is by and between KPMG Peat Marwick, ("KPMG"), a partnership with a principal office located at Valleybrooke III, Suite 400, 101 Lindanwood Drive, Malvern, PA 19355, and SAP America, Inc., ("SAP"), a Delaware corporation with its principal place of business at International Court Three, 300 Stevens Drive, Lester, Pennsylvania 19133.


                                    RECITALS

         A. WHEREAS KPMG and SAP, desiring to work together, pursuant to the intent of the R/3 Partner Program of SAP, with the goal of furthering the implementation of SAP's R/3 Software System;

         B. WHEREAS SAP desires to enhance its capabilities to market and support SAP Products through the use of KPMG's services; and

         C. WHEREAS KPMG and SAP desire to expand their formal relationship by entering into this non-exclusive arrangement to undertake cooperative efforts for SAP R/3 Products within the SAP Partner Program.

            NOW, THEREFORE, in reliance upon the foregoing recitals, intending to be legally bound, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, KPMG and SAP agree as follows:

         1. Definitions.

         As used in this Agreement:

                  (a) The SAP-KPMG R/3 National Partner Program (the "R/3 Program") means the business relationship set forth in this Agreement and Appendix A to this Agreement.

                  (b) Software. Software shall mean all SAP R/3 software, in whole or in part, provided to KPMG under the R/3 Program by SAP AG, SAP America, Inc., or any SAP full-time or engagement consultants, in any release, version or correction level and including all improvements, modifications, and extensions thereto, whether in human or machine readable form.

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                  (c) Documentation. Documentation shall mean all human and
machine readable materials and copies of SAP manuals, program listings, flow charts, logic diagrams, input and output forms, data models, specifications, and instructions relating to the Software made available to KPMG under this Agreement.

                  (d) R/3 Products. R/3 Products shall mean the Software, Documentation and related materials.

                  (e) Confidential Information. Confidential Information shall include information concerning KPMG and KPMG's clients, and their respective products, businesses, techniques, designs, formulations, systems, programs, processes, policies, business strategies and plans or other information which is not in the public domain, and SAP's R/3 Products, program concepts including literal and nonliteral structure, sequence and organization, SAP's training materials, literature, and related SAP materials, SAP's customers, their respective products, businesses, techniques, designs, formulations, systems, programs, processes, policies, business strategies and plans and all other information which is disclosed by either party to the other party either in writing and marked bearing a legend such as "confidential" or "proprietary" or "for internal use only" or orally when contemporaneously described as such.

                  (f) Territory. Territory shall mean the United States of America.

         2.       Authorization and Commitment of Resources.

                  (a) SAP hereby authorizes KPMG to offer services as related to R/3 Products to potential users in the Territory under the terms of this Agreement and any Appendices hereto. This authorization does not include maintenance of the R/3 Products, physical installation of the R/3 Products, and training; it may be extended to include physical installation of the R/3 Products and training only upon amendment to this Agreement providing such written authorization. This authorization is non-exclusive and non-transferable except to KPMG's successors in interest to which authorization may be transferred with SAP's prior written consent.

                  (b) As a National Partner, KPMG is entitled to display the SAP R/3 Partner Logo which will identify it as an official R/3 Partner, authorized as described in Section 2.(a), upon SAP's written consent for each such display.

                  (c) KPMG agrees to make its name and logo available to SAP for SAP's use in promoting KPMG's services under the R/3 Program. Prior to each new use, SAP shall submit the proposed use to KPMG for its consent.

                  (d) SAP shall have the right to limit the Territory, the R/3 Products, and the type of customers to be covered by this Agreement, as SAP deems advisable following reasonable notice and consultation with KPMG. Such limitation shall be based on the business plan provided in accordance with
Section 5.(c) of this Agreement and the annual performance


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review of such business plan. SAP may authorize other parties to offer services as related to the R/3 Products in the Territory as it deems advisable in its sole discretion.

                  (e) Services to be provided by either party to its clients and customers are to be contracted for separately by each party, independently of each other, unless otherwise expressly agreed upon in writing between SAP and KPMG for that specific engagement. Each party shall be solely liable to its customers and clients for its own services.

         3. Services and Responsibilities of SAP.

                  (a) SAP shall provide to KPMG the Software under the terms of the R/3 Software Training and Demonstration License which is attached to this Agreement as Appendix A. The Software shall only be used internally by KPMG solely for (i) training of KPMG's personnel who are to work under this Agreement and (ii) for demonstration of the Software to potential prospects upon the prior written consent of SAP. The development of modifications and extensions to the Software will be covered under a mutually agreeable development license exclusive of this Agreement. The Software copy provided hereunder may not be used in the operation of the business of KPMG or of any other entity or person.

                  (b) Should KPMG desire to license all or any part of the Software for use in the operation of its own business, SAP will license it to KPMG under the terms of SAP's standard end-user license agreement and at SAP's standard license fees then in effect, less any discounts which may be applicable.

                  (c) With regard to training for the Software, SAP shall:

                      (i) use reasonable efforts to offer training to KPMG personnel prior to the public announcement of new products or new features for the Software;

                      (ii) provide SAP regularly scheduled alliance partner training. The cost for such training is to be determined by mutual agreement on an annual basis. KPMG shall be responsible for all related travel and living expenses;

                      (iii) provide access to KPMG for its personnel participating in the R/3 Partner Program to customer training courses generally offered by SAP, such training courses to be available at SAP's current prices and terms;

                      (iv) provide marketing-oriented training courses to KPMG on a cost-sharing basis to be agreed upon between the parties; and

                      (v) in consultation with KPMG, consider the need and demand for other training courses, such courses to be offered on a cost-sharing basis to be agreed upon between the parties.


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                  (d) Upon KPMG's prior written request, SAP, in its sole
discretion, shall provide KPMG, on a no cost basis, reasonable quantities of SAP's published marketing materials.

                  (e) With respect to participation in SAP events;

                      (i) SAP shall permit up to two (2) KPMG personnel to participate (without payment of SAP's usual charges) in SAP's regularly scheduled user conference held in the United States for the R/3 Products. KPMG shall be responsible for its personnel's travel and living expenses.

                      (ii) SAP shall organize "Partner Days", on a calendar quarterly basis, to develop and promote joint marketing activities as well as to inform KPMG of upcoming and ongoing projects scheduled for the next twelve (12) months.

                  (f) SAP shall provide to KPMG access to SAP internal support systems as mutually agreed upon by the parties.

                  (g) SAP shall otherwise inform and instruct KPMG as to R/3 Products and provide guidance, as SAP deems necessary in its sole judgment, for KPMG to carry out its responsibilities under this Agreement.

         4. Services and Responsibilities of KPMG.

                  KPMG agrees that it shall:

                  (a) acquire as soon as possible and maintain a comprehensive and fundamental knowledge of the R/3 Products and ensure that its employees are technically qualified and sufficiently trained in SAP courses, including ongoing training at SAP, and internally, to provide appropriate advice on the use of the R/3 Products to clients and prospective users of the Software;

                  (b) use its best efforts to promote internally the R/3 Products and to offer services as related to the R/3 Products throughout the Territory and ensure that its employees who perform any services hereunder shall have the proper skill, training and background to enable them to demonstrate the R/3 Products in a competent and professional manner;

                  (c) ensure that it has the necessary number of qualified personnel (as set out in Section 4.(a) of this Agreement) available according to the annual business plans (as set out in Section 5.(c) of this Agreement);

                  (d) continually improve its training of all personnel who are or will be acting under this Agreement;


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                  (e) use its best efforts to make the R/3 Products known to its customers and potential customers; make every effort to see that the R/3
Products it suggests to each potential customer meet that entity's application requirements; present the R/3 Products using only the product names given by SAP; provide potential customers such marketing materials and nonconfidential information necessary for evaluating the R/3 Products being considered (except as limited by Section 10.(b) below); and, make no warranties, assurances or statements concerning R/3 Product features that are misleading or materially divergent from the descriptive literature supplied by SAP;

                  (f) to the extent it conducts end-user training within its other consultation activities, not offer or conduct end user training in the functions and features of the R/3 Software products which competes with official SAP courses offered by SAP or SAP AG or any other SAP-related entity without prior written authorization from SAP;

                  (g) participate actively in joint marketing events by presenting speeches, providing information to potential prospects (subject to Section 10.(b) below), and assisting in the organization and implementation of the events;

                  (h) organize information events jointly with SAP for the exchange of information between SAP and KPMG;

                  (i) expressly inform its customers that modifications and extensions to the Software may impair or terminate the maintenance or support services provided by SAP and may nullify the warranty; and

                  (j) undertake to qualify and train its professional staff and be prepared to provide professional services at KPMG's standard hourly rates then in effect when requested by an SAP customer to assist such customer in release and version management and migration support as related to the Software during the period that such customer is installing the Software.

         5. Services and Responsibilities of the Parties.

                  To the extent reasonable under the circumstances, the parties shall undertake the following cooperative activities with respect to identifying and bringing to each other opportunities to promote the R/3 Products:

                  (a) Regularly inform each other about general market developments and factors relating to the R/3 Products in the marketplace and current projects and customer implementations in which KPMG is involved; this information shall be designated and treated as confidential information under
Section 10. of this Agreement;

                  (b) Furnish each other with appropriate information for support and planning purposes; provided, however, that each party reserves the right, in its sole discretion, to determine the content and availability of such information;


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                  (c) Based upon each party's own business plan, mutually agree on an annual basis upon business plans for the implementation of the goals of this Agreement, which plans shall be updated quarterly; the business plans should detail such items as planned training of KPMG personnel who will be working under this Agreement, marketing, and other projects;

                  (d) Inform appropriate personnel in their respective organizations of the existence of this Agreement;

                  (e) Subject to confidentiality constraints, endeavor to keep each other appraised about new products and services;

                  (f) Each establish an internal R/3 support group with an adequate support structure to coordinate activities with the other party and designate a contact person within the support group to be available to the other party and authorized to act on behalf of that party within the scope of this Agreement; and

                  (g) Exchange such other information and conduct such other activities as the parties agree will carry out the intent of this Agreement.

         6. General Representations and Warranties.

                  Each party hereby represents and warrants to the other that:

                  (a) it has the right and power to enter into this Agreement;

                  (b) entering into this Agreement does not violate the terms and conditions of any other agreement providing for cooperative marketing of products of another entity, or any other legal obligations;

                  (c) the information which it may disclose to the other party, and the process of disclosure and use of such information in accordance with the provisions of this Agreement, will not violate any trade secret right, trademark, issued United States patent, copyright or other proprietary right of any third party;

                  (d) it holds good title or right, free and clear of all liens and encumbrances, to the products and services which it is providing under this Agreement;

                  (e) the products and services being provided under this Agreement do not infringe any United States copyright, trademark, issued patent, trade secret or other proprietary right of any third party; and


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                  (f) EXCEPT AS SPECIFICALLY SET FORTH HEREIN, NEITHER PARTY
MAKES ANY OTHER WARRANTY TO THE OTHER PARTY, EITHER EXPRESS, IMPLIED OR STATUTORY, OR ARISING BY COURSE OF CONDUCT OR PERFORMANCE, CUSTOM OR USAGE IN THE TRADE, INCLUDING, BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         7. Term and Termination.

                  (a) This Agreement shall have an initial term expiring on December 31, 1994, with an automatic renewal for two (2) additional years unless, at least six (6) weeks prior to the renewal date, either party gives written notice of its intention not to renew this Agreement.

                  (b) At least four (4) months prior to any scheduled expiration date, SAP will decide whether to continue or terminate the Agreement applying the following criteria:

                      i. Customer satisfaction with the projects conducted by KPMG, with special regard to the length and cost of the project, the project objectives met by KPMG, and the achievements and professionalism of KPMG employees;

                      ii.   Number and scope of R/3 projects executed;

                      iii. Number and quality of the events coordinated by KPMG;

                      iv.   Thoroughness of employee training;

                      v. Extent of KPMG participation in partner program events;

                      vi. Accomplishment of goals set herein and in the annual business plans;

                      vii. Nature and volume of the information exchange with SAP; and

                      viii. Extent and effectiveness of use of marketing
                            materials.

                  The specific goals to be accomplished, the procedure for evaluating KPMG's performance under this Agreement, and the specific weights to be assigned to each evaluation criterion will be mutually developed and agreed to during the development of the annual business plan and will be included as part of the annual business plan.

                  On the basis of this evaluation and subsequent consultations with KPMG,


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KPMG agrees that SAP, in its sole discretion, may choose to terminate this
Agreement six (6) weeks prior to the next scheduled expiration date.

                  (c) Notwithstanding the above, either party may terminate this
Agreement:

                      (i) In accordance with the provisions of Section 7.(a) and
(b) at the end of a term;

                      (ii) Upon a determination by SAP that KPMG is offering potential customers of R/3 Products other products that are in competition with the R/3 Products; excepting the following KPMG products and their extensions:
FAMIS, STARS and R-STARS (a series of finance, accounting and administrative applications primarily provided to institutions and government entities) and ALLIANCE/FM, ALLIANCE/HR, ALLIANCE/IQ, and ALLIANCE/DK (a series of finance, accounting, materials management, human resource, payroll, benefits, and administrative applications developed jointly by KPMG's Alliance Group and Unisys); KPMG expressly waives any claim to damages arising from termination on this ground;

                      (iii) Upon thirty (30) days prior written notice in the event of material breach of a material provision of this Agreement by the other party, except that the party in breach shall have the right, during that 30-day period, to cure the claimed breach or default; for purposes of this Paragraph 7.(c)(iii) only, Sections 2.(e), 4., 5.(a), 6., 8., 9., 10., and 11.(h) shall be considered to be material provisions of this Agreement; or

                      (iv) Immediately and without prior written notice if there is: (a) a consolidation, merger or reorganization of the other party with or into another corporation or entity which has not received the prior written approval of the terminating party; (b) creation of a new majority interest in, or change in majority ownership of, the other party; (c) a sale of all or substantially all of the assets of the other party; or (d) a breach of the confidentiality provisions as specified in Section 10. below.

                  (d) Upon any termination of this Agreement:

                      (i) each party shall promptly return to the other party or dispose of as mutually agreed all advertising materials and other properties, including all confidential materials, furnished to it by the other party pursuant to this Agreement and so certify in writing;

                      (ii) KPMG shall promptly return R/3 Products and related materials and all copies thereof to SAP, or as the case may be, delete all R/3 Products from KPMG hardware, including binary or other resulting files (if any), and erase all R/3 Products from any storage media before discarding such, and so certify in writing;

                      (iii) KPMG shall not hold itself out as a participant in the R/3 National Partner Program; and


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                      (iv) both parties shall cease acting in a manner that
would suggest any continuing relationship between the parties regarding SAP's Software, and shall cease all display and advertising contemplated under this Agreement.

                  (e) Termination of this Agreement shall not impact upon any proposals issued to clients or prospective clients prior to such termination, or upon any active engagements in process prior to such termination.

                  (f) The following provisions of this Agreement shall in all events survive its termination: Section 6. (General Representations and Warranties); 7. (Provisions Applicable to Termination); 8. (Relationship of Parties); 10. (Confidentiality); and 11. (General Provisions).

                  (g) Termination of this Agreement shall result in termination of Appendix A, R/3 Software Training and Demonstration License.

         8. Relationship of Parties.

                  (a) KPMG and SAP are independent contractors acting for their own account, and neither party or its employees are authorized to make any representation otherwise or any commitment on the other party's behalf unless previously authorized by such party in writing. Neither party is responsible to any end user for the quality of services or products provided by the other party. Each party is solely responsible for establishing the prices for its own products.

                  (b) Neither party is a distributor or agent for the products or services of the other. Each party's products and services shall be available to a prospective client only through separate agreement between that party and the client. Each party shall independently develop and price its respective products and services offered between such party and a client.

                  (c) It is understood and agreed upon by the parties hereto, that during the term of this Agreement, the use of the terms "joint venturer," "co-venturer," "partner," "marketing partner," "partnership" or similar terms to be used to describe the relationship between the parties under this Agreement refer to the spirit of cooperation between KPMG and SAP, and do not describe, or expressly or by implication create, a legal partnership or joint venture, or any responsibility by one party for the actions of the other.

         9. Intellectual Property Rights.

                  (a) The name "R/3 Partner Program" shall be used by the parties only jointly and pursuant to the terms of this Agreement; and upon any termination of this Agreement, neither SAP nor KPMG may use the name in conjunction with the parties'


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respective corporate names; however, SAP shall have the right to use the name with any other parties who choose to participate in the SAP R/3 Partner
Programs.

                  (b) Nothing in this Agreement grants to either party the right to use or display any other names, trademarks, trade names, logos or service marks of the other party, except to identify the products and associated services and deliverables of the other party to the extent obligations are undertaken pursuant to this Agreement. Except in the case of correspondence and proposals issued in the ordinary course of business, each party agrees to submit to the other party for written prepublication approval, any materials which may use or display any name, trademark, trade name, logo or service mark of the other party. Notwithstanding the foregoing, nothing contained in this Agreement shall affect either party's rights and obligations to use any trademarks, service marks or proprietary words or symbols of the other party to properly identify the goods or services of such other party to the extent otherwise permitted by applicable law or by written agreement between the parties.

                  (c) KPMG herein acknowledges that title to all intellectual property rights, including patent, copyright, trademark, and trade secret rights in R/3 Products, including any modifications, enhancements, versions, releases, or correction levels thereto, program concepts including literal or nonliteral structure, sequence and organization, training materials, literature, and other SAP related materials shall remain exclusively with SAP AG, Walldorf, Germany, or SAP as the case may be, and that by virtue of this Agreement, no such rights have been transferred, licensed, granted, assigned or acquired by KPMG from SAP AG or SAP.

                  (d) SAP herein acknowledges that title to all intellectual property, including patent, copyright, trademark, and trade secret rights in KPMG methodologies, tool kits, software products, training materials, literature, and other proprietary materials shall remain exclusively with KPMG, and that by virtue of this Agreement, no such rights have been transferred, licensed, granted, assigned or acquired by SAP from KPMG.

         10. Confidentiality.

                  (a) Each party acknowledges that, during the term of this Agreement, it will receive Confidential Information from the other party. Neither party shall disclose, provide or otherwise make available to any third party (including any prospective client) any Confidential Information of the other party and shall utilize such Confidential Information on an internal organization need-to-know basis only to the extent necessary to effect the provisions and purposes of, and as expressly contemplated under the terms of, this Agreement.

                  (b) Each party agrees that it will protect the Confidential Information of the other party through the exercise of no less protection and care than it customarily uses in safeguarding its own confidential and proprietary information which it desires to retain in confidence, but always at least a reasonable degree of care. Disclosure of the other party's Confidential Information to employees shall only be made on a need-to-know basis. Further,


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each party shall take reasonable steps to advise their employees of the confidential nature of Confidential Information, to ensure by agreement or otherwise that such employees are prohibited from copying, revealing or using such Confidential Information except to the extent required to carry out the, parties' obligations under this Agreement, and to require that Confidential Information be kept in a secure location. Each party will promptly notify the other if it believes that Confidential Information has lost its status as such.

                  (c) The foregoing shall not prohibit or limit a party's use of information, including but not limited to ideas, concepts, know how, techniques and methodologies, which: (i) is or become publicly available through no act or failure to act of the receiving party; (ii) is released by the disclosing party to any other person, firm or entity without restriction; (iii) rightfully obtained by the receiving party without restriction; (iv) is released by the receiving party into the public domain in response to lawful legal process and with prior notice to the other party; (v) is rightfully already known to or is independently developed by the receiving party prior to disclosure; or (vi) is or becomes part of the public domain through no breach of the confidentiality provisions of this Agreement.

                  (d) Neither party will be liable to the other for any inadvertent or accidental disclosure of Confidential Information if the disclosure occurs notwithstanding the party's exercise of (i) the precautions set forth in this Section; and (ii) the same level of care that each party customarily uses in preserving and safeguarding its Confidential Information, but always at least a reasonable degree of care.

                  (e) Notwithstanding the foregoing, each party hereto understands that they may become familiar with each other's services and that KPMG may become familiar with SAP's R/3 Products, specifically its proprietary software. Accordingly, KPMG agrees, with respect to the R/3 Products (including all program concepts therein) SAP's training materials, literature and other SAP related materials, that as the case may be, KPMG shall not copy, translate, disassemble or decompile, nor create or attempt to create by reverse engineering or otherwise the source code from the object code, or to use such items to create derivative works, unless so authorized in advance, in writing, by SAP. All updates, replacements, revisions, enhancements, additions, or conversions to such SAP items specified above shall be subject to the provisions as stated herein.

         11. General Provisions.

                  (a) Non-solicitation. During the term of this Agreement and for one (1) year after its termination, SAP and KPMG agree that neither shall directly or indirectly solicit for employment any staff of the other party who have been directly and substantively involved in performance under this Agreement.

                  (b) Non-exclusivity. Nothing in this Agreement shall limit or restrict either party from entering into or continuing any agreement or other arrangement with any other party, whether similar to this Agreement in nature or scope. Moreover, each party shall


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remain free to provide products and services to any client or prospective client so long as the terms of this Agreement are not violated.

                  (c) Notices. All notices required to be given under this Agreement shall be sent by certified mail to:

                      KPMG Peat Marwick
                      101 Lindanwood Drive, Suite 400
                      Malvern, PA 19355
                      215-889-7882

                      Attention: Charles F. Burns III
                                 Partner

         and to

                      SAP America, Inc.
                      International Court One
                      100 Stevens Drive, Suite 350
                      Lester, PA 19113

                      Attention:  Mr. James J. Soenksen, Director, Alliance
                                  Program

                  (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to its choice of law rules. To the extent that the parties are permitted under this Agreement to seek judicial remedies, each party hereby consents to the jurisdiction of the federal and state courts within the Commonwealth of Pennsylvania to resolve any and all such matters.

                  (e) Merger. This Agreement and any Appendices hereto constitute the entire agreement between the parties with respect to the matters set forth herein. All prior agreements, oral or otherwise, between the parties and relating to the subject matter contained herein, are hereby superseded, provided, however, that in the event KPMG executed an Alliance Agreement and related License and Maintenance Agreement for SAP's R/2 Software Systems, such agreement shall continue pursuant to its terms.

                  (f) Amendments. This Agreement may not be modified except by a writing signed by both parties.

                  (g) Severability. If any of the provisions of this Agreement are held invalid, such provisions shall be deemed severed and the remaining provisions shall remain in full force and effect.

                  (h) Non-assignment. This Agreement may not be assigned or transferred, nor may rights or obligations be delegated, without the prior written agreement of the parties;


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notwithstanding the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties of this Agreement, as well as their respective permitted successors and assigns.

                  (i) Waiver. Failure of any party to enforce, in any one or more instances, any of the terms or conditions of this Agreement shall not be construed as a waiver of the future performance of any such terms or conditions.

                  (j) Limitation of Liability. In no event shall:

                      (i) EITHER PARTY BE LIABLE TO THE OTHER OR THIRD PARTIES FOR ANY LOSS OF BUSINESS OR LOSS OF PROFITS OR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF SUCH PARTY HAS BEEN APPRISED OF THE POSSIBILITY THEREOF, INCLUDING BUT NOT LIMITED TO DAMAGES OR LOSS RESULTING FROM ANY UNAUTHORIZED MODIFICATION OR DISTRIBUTION OF SAP SOFTWARE; or

                      (ii) the liability of either party to the other under this Agreement, for any reason whatsoever, whether in contract, tort or statute (including, without limitation, negligence), or otherwise, exceed $1,000,000.00; provided, however, that this limitation of liability clause shall not be construed to limit any amounts payable to SAP under Section 3. of this Agreement. Further, the foregoing limitation shall not apply to claims for personal injury caused by a party's negligence or willful misconduct.

                  (k) No Endorsement. Execution of this Agreement does not, and shall not be construed to be, an endorsement by either party of the products or services of the other party.

                  (l) Press Releases and Publicity. Any news release, public announcement, advertisement, or publicity proposed to be released by either party concerning the R/3 Partner Program or any matters arising under this Agreement shall be subject to the approval of the designated representatives of both parties.

                  (m) Dispute Resolution Procedures.

                      (i) Any dispute, disagreement, claim or controversy between the parties arising under or relating to this Agreement or the parties' performance thereunder (the "Disputed Matter") which cannot be resolved by consultations between the senior executives of KPMG and SAP shall be resolved by binding arbitration, according to the then prevailing Commercial Arbitration Rules of the American Arbitration Association, before a panel of three arbitrators. Each party will select one arbitrator, and the third arbitrator will be selected by the party-selected arbitrators. Any such arbitration shall be held in the City of Philadelphia, Pennsylvania. The parties will share the cost of the arbitration equally, subject to any final apportionment by the arbitrators. The arbitrators will apply Pennsylvania law, without reference to its choice of law rules, in resolving the Disputed Matter. The decision of the arbitrators will be final and conclusive on the parties, and each party consents that judgment


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upon an award rendered by the arbitrators may be entered in any court of competent jurisdiction.

                      (ii) Neither party shall institute any action or proceeding against the other in any court concerning any Disputed Matter that is or could be the subject of a claim or proceeding under this Section; provided, however, that if a party believes in good faith that a temporary or preliminary injunction is necessary to preserve the status quo or otherwise to avoid irreparable harm to such party, such as in the event of a breach of Section 9. or Section 10., such party shall not be precluded by this Section from seeking such injunctive relief from a court of competent jurisdiction.

                      (iii) Pending the resolution of a Disputed Matter, to the extent feasible, both parties shall continue their performance under this Agreement.


                  IN WITNESS WHEREOF and intending to be legally bound, the parties have caused this Agreement to be signed by their authorized representatives as of the date shown above.



KPMG PEAT MARWICK                           SAP AMERICA, INC.

By: /s/ CHARLES F. BURNS III                By: /s/ KLAUS P. BESIER
    ------------------------                   ---------------------------
Printed                                     Printed
Name: Charles F. Burns III                  Name: Klaus P. Besier
      ----------------------                     -------------------------
Title: Partner                              Title: President
      ----------------------                      ------------------------

                                  APPENDIX A TO
                         R/3 NATIONAL PARTNER AGREEMENT
                     SAP AMERICA, INC. - KPMG PEAT MARWICK

           R/3 SOFTWARE TRAINING AND DEMONSTRATION LICENSE ("License")


         THIS APPENDIX A is effective this 20th day of September, 1993.

         WHEREAS, SAP America, Inc., a Delaware corporation with offices at International Court Three, 300 Stevens Drive, Lester, Pennsylvania 19113 ("SAP") owns rights in the United States to certain software for operation and management of businesses;

         WHEREAS, KPMG Peat Marwick ("KPMG") a partnership with offices at Valleybrooke III, Suite 400, 101 Lindanwood Drive, Malvern, PA 19355 desires to use such software solely for training and demonstration purposes under the terms of the SAP - KPMG R/3 National Partner Agreement (the "National Agreement") to which this License is an Appendix; and

         WHEREAS, SAP desires to grant to KPMG, and KPMG desires to license from SAP, such software upon the terms and conditions hereinafter set forth;

         IT IS THEREFORE AGREED AS FOLLOWS:

         1. DEFINITIONS.

                  1.1 Software. Software shall include one (1) 32-Active User package of the software components identified in Paragraph 1(b) of the National Agreement to which this License is a part and specifically set forth in Exhibits hereto or as otherwise mutually agreed upon in writing between SAP and KPMG, improved or otherwise modified, all releases, versions and correction levels of such Software, in machine readable and/or printed form, furnished to KPMG by or on behalf of SAP under the National Agreement, and any full or partial copies of any of the foregoing.

                  1.2 Documentation. Documentation shall include all materials, whether in human readable or machine readable format, and any copies of the foregoing, in any medium, related to the Software and delivered to KPMG under the National Agreement, including but not limited to SAP's manuals, program listings, flow charts, logic diagrams, input and output forms, data models, specifications, and instructions.

                  1.3 Territory. Territory shall mean the United States of America.

                  1.4 Designated Unit. Designated Unit shall mean the Central Processing Unit ("CPU") in which the Software and database are installed and identified by manufacturer name, model name or number and the system serial number in Exhibits attached hereto and which have been declared by SAP in writing to be compatible with the Software. The Designated Unit may have multiple application servers directly networked to such Designated Unit and terminals, and personal computers directly networked to the application servers.

                  1.5 Designated Site(s). Designated Site(s) means the location(s) controlled by KPMG and listed in Exhibits to this License.

                  1.6 R/3 Confidential Information. R/3 Confidential Information means all of the Software, Documentation, Program Concepts, and any other information proprietary to SAP and identified as confidential, except any part which, (a) is or becomes publicly available through no act or failure of KPMG,
(b) was or is rightfully acquired by KPMG from a source other than SAP, before being received from SAP, (c) becomes independently available to KPMG as a matter of right from a third party, or (d) is required by law or legal process to be disclosed, with prior notice to SAP.

                  1.7 On-line Software Services (OSS). OSS is a service of SAP AG which allows KPMG to obtain up-to-date information, on-line, concerning all known problems relating to the standard release of the Software in effect which have been reported and solved by SAP AG.

                  1.8 Program Concepts. Program Concepts are the techniques and ideas embodied and expressed in the Software, including the structure, sequence, and organization of the Software.

                  1.9 Modification. A Modification is a change in the Software in which there is a change in the source code.

                  1.10 Extension. An Extension is an addition to the Software which does not require a Modification of the Software.


         2. LICENSE GRANT.

                  2.1 Scope of License. Subject to the terms and conditions and the accuracy of KPMG's representations hereinafter set forth, SAP grants to KPMG a non-exclusive, non-transferable license to use the Software specified in Exhibits hereto or portions thereof within the Territory solely for demonstration and training purposes as contemplated by the terms of the National Agreement. KPMG is granted the right to make one (1) copy of the Software for back-up purposes, provided KPMG clearly identifies the storage medium containing such back-up Software as confidential, proprietary, and trade-secret material of SAP.

                  2.2 Restrictions on Use. KPMG agrees to use the Software and Documentation solely for demonstration and for training KPMG personnel in furtherance of the purposes of the National Agreement. KPMG will not use the Software or Documentation in connection with running its own business or the business of any firm, person or organization. Subject to the provisions of this
Section 2.2, KPMG shall use the Software exclusively on the Designated Unit. During normal business hours and any time during which KPMG is using the Software, SAP or its authorized representative, upon reasonable advance notice, may audit and inspect the Software then in use for the purpose of determining that the provisions of this License are being complied with by KPMG.

                  2.3 Source Code. In the event source code is provided to KPMG hereunder, SAP, in its sole discretion, reserves the right to delete, or to require the deletion of, such source code and all copies thereof from KPMG's Designated Unit when a future Release, Version, or Correction Level to the Software provides for like functionality in an object code format. Such exchange would be at no charge to KPMG.

         3. DELIVERY.

                  3.1 Delivered Copy. One (1) copy of the Software shall be delivered in machine readable format, together with one (1) copy of the Documentation, a part of which may be on machine-readable media.

                  3.2 Installation. KPMG is responsible for the installation and implementation of the Software licensed hereunder. At KPMG's request and at terms to be agreed upon by the parties, SAP will install the Software. Installation by SAP includes placement of the Software in the Designated Unit(s) central system database. It is KPMG's responsibility to configure and install required disk storage systems and network software prior to installation by SAP.

         4. PRICE AND PAYMENT.

                  4.1 License Fee. For each 32-Active User License granted hereunder KPMG shall pay to SAP an annual, non-refundable fee of $15,000.00 and execute a separate Training and Demonstration License. The license fee shall be due as set forth in the related Exhibit under which it is being paid. The annual renewal fee shall be invoiced annually in advance. In the event the License starts during a calendar year, the license fee shall be prorated until the beginning of the next calendar year. The annual fee for each copy shall include maintenance provided by SAP as described in Section 7. below.

                  4.2 Third-Party Database. KPMG shall license a third party database either through SAP or directly from such third party. License fees for any third party database whether licensed through SAP or directly from the third party shall be in addition to the license fee set forth herein for the Software.

                  4.3 Additional Fees. Fees and charges set forth in this License, in any Exhibits to this License, and in SAP's current List of Prices do not include federal, state or local sales, use, excise or other taxes now or hereafter levied. Any taxes or amounts in lieu thereof paid or payable by SAP in respect of any such taxes on such fees or charges (excepting only taxes on net income) shall be added to KPMG's obligations as an additional fee which shall be due within thirty (30) days after SAP's invoice to KPMG.


         5. TERM AND TERMINATION.

                  5.1 Term of License. This License shall become effective upon execution of the National Agreement and this Appendix and any related Exhibits by SAP and KPMG and shall continue unless terminated in writing by SAP. Notwithstanding such provision for renewal, SAP may terminate this License without notice upon the earlier of: the termination of the National Agreement, the material breach of any provision of this License by KPMG, and upon any attempt by KPMG to assign, delegate, sublicense or otherwise transfer this License.

                  5.2 Third-Party Database. This License shall terminate automatically and without notice to KPMG if, for any reason, KPMG fails to obtain a license for the third-party database contained in the Software either from SAP or directly from that third-party, or if, for any reason, such third-party database license terminates prior to the termination of this License, or if, for any reason, KPMG materially breaches the terms of such third-party license whether obtained from SAP or directly from the third-party.

                  5.3 Effect of Termination. Upon termination of this License:

                      (i) KPMG's obligations under Sections 6., 9., 10., 11., and 12. shall survive the termination;

                      (ii) KPMG's rights under Section 2. (License Grant) shall immediately cease; and

                      (iii) KPMG shall perform its obligations under Section
                            6.5.

                  Each party's right to terminate as expressed in this License shall be in addition to any other rights provided by law.

                  5.4 No Refunds. In the event of any termination, KPMG shall not be entitled to any refund of payments made by KPMG.


         6. PROPRIETARY RIGHTS

                  6.1 Title to Rights. KPMG acknowledges that title to all intellectual property rights, including patent, trademark, copyright, and trade secret rights, in (and title to all copies of and all media bearing) the Software, Documentation, Program Concepts, and other R/3 Confidential Information are and shall remain in SAP AG, Walldorf, Germany, under primary license to SAP and that by virtue of this License KPMG acquires only the right to use the R/3 Confidential Information as defined in Section 1.6 above under the terms and conditions of this License for so long as it is in effect and does not acquire any rights of ownership or title in the R/3 Confidential Information. KPMG further acknowledges that any publication or disclosure to third parties of the R/3 Confidential Information may cause immediate and irreparable harm to SAP AG and to SAP. KPMG will take all reasonable steps and the same protective precautions to maintain the confidentiality of the R/3 Confidential Information as it takes with its own proprietary and confidential information.

                  6.2 Protection of Rights. KPMG's rights to the Software are expressly limited to the right to use or copy the Software in accordance with the terms of this License. In order to protect SAP's rights to the Software under this License, KPMG agrees as follows:

                      (i) KPMG shall not, without SAP's prior written consent, disclose, provide or make available any of the R/3 Confidential Information in any form to any person, except to those KPMG personnel whose access is necessary to enable KPMG to exercise its rights and obligations under the National Agreement and this License. KPMG expressly agrees that prior to providing access to any R/3 Confidential Information to any person it will obtain from that person written acknowledgment that such person has read this License and agrees to be bound by its terms.

                      (ii) KPMG agrees to keep confidential and protect from unauthorized disclosure by its employees, agents or any person with access to the Software, (a) the contents of the R/3 Confidential Information, including the Software and Documentation, and (b) any information obtained from SAP or its personnel concerning the Software, Documentation, SAP's operations, SAP's existing or future computer programs or data analysis or its record keeping procedures.

                  6.3 Trademarks. KPMG acknowledges the high value of all SAP trademarks and service marks, wherever used or registered. All advertising and promotional materials of KPMG which uses any SAP trademark shall bear such trademark and service mark notices and legends, in the same form and location as any notices and legends appearing on the marks as used by SAP. KPMG shall acquire no rights to the marks of SAP or SAP AG, except as expressly granted in the National Agreement. KPMG shall give SAP all necessary assistance in obtaining all registrations of SAP trademarks and service marks in the Territory at no out-of-pocket cost to KPMG.

                 6.4 Copyright and Copying.

                      (i) KPMG shall not copy, translate, disassemble or decompile, nor create or attempt to create, by reverse engineering or otherwise, the source code from the object code supplied hereunder or use it to create a derivative work, unless authorized in writing in advance by SAP. This same provision applies to any source code which may be provided to KPMG by SAP.

                      (ii) KPMG shall not permit any person or organization to copy any of the Software, Documentation or Program Concepts except that Documentation may be copied by KPMG for its internal purposes.

                      (iii) KPMG shall not remove any proprietary, copyright or trade secret legend from any Software or Documentation or any copy thereof.

                      (iv) The inclusion of a copyright notice on any of the Software or Documentation shall not cause or be construed to cause it to be a published work.

                  6.5 KPMG's Duties Upon Termination. Upon termination, KPMG shall delete the Software from all Designated Units. Within five (5) days after any termination, KPMG shall immediately deliver to SAP at KPMG's sole cost and expense (adequately packaged and insured for safe delivery) or destroy all copies of the Software, Documentation, R/3 Confidential Information and related materials [or destroy all copies of the Software, Documentation, R/3 Confidential Information] and portions thereof, in every form, including binary or other, resulting files and all copies of records and back-up copies. Upon termination, KPMG shall erase all licensed programs from any storage media before discarding the storage media. Within fourteen (14) days after the termination of this License, KPMG shall certify in writing to SAP that, to the best of KPMG's knowledge, all copies of the Software, Documentation, and R/3 Confidential Information have been returned or destroyed, and that no duplicate copies of the Software, Documentation, or R/3 Confidential Information or any portion thereof exist at KPMG's sites or with KPMG's employees, contractors, or consultants.

                  6.6 Modifications and Extensions. KPMG may not modify or write extensions to the Software without the prior written authorization of SAP. Modifications or extensions shall addressed in a separate written agreement mutually agreed to by SAP and KPMG.

                  6.7 Other Duties. KPMG shall be exclusively responsible for the supervision, management and control of its use of the Software.


         7. MAINTENANCE.

         SAP will provide maintenance service with respect to the Software by:

                  (a) delivering promptly each new release, version, and correction level of the Software, together with one set of the related documentation, after the publication of such release or version. KPMG will return to SAP such prior releases, versions and correction levels as SAP and KPMG agree are no longer useful for demonstration or training; and,

                  (b) providing maintenance support via telephone, and the correction of defects, remote support/update and OSS. In order to receive remote support/update KPMG must make required connections and development to the Designated Unit(s) as requested by SAP.


         8. WARRANTY.

                  8.1 Software. SAP warrants that the Software, when delivered, will be in good working order and will perform in substantial compliance with the specifications contained in that portion of the Documentation pertaining to the Software, when used, without material alteration, on the Designated Unit, in accordance with the instructions set forth in the Documentation. SAP's warranty is predicated upon KPMG providing SAP necessary remote access to the Software.

                  8.2 Software Components. Should any component of the Software fail to conform substantially to the Software specifications during the warranty period, SAP's sole obligation shall be to correct the defect by bringing the performance of the Software into substantial compliance with the specifications or replace the component after receiving notice from KPMG of the failure.

                  8.3 Third-Party Database. SAP makes no representations or warranties as to the terms of any license or the operation of any third-party database software obtained directly from a third-party software supplier by KPMG.

                  8.4 Disclaimer. SAP DISCLAIMS ALL OTHER WARRANTIES EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         9. LIMITATION OF LIABILITY.

                  9.1 KPMG's Remedies.

                      (i) Subject to the limitations set forth in Section 8. regarding SAP's breach of warranty, KPMG's sole and exclusive remedies for any damages or loss in any way connected with any software (including the Software) or services furnished by SAP whether by SAP's negligence, or any breach of any other duty, shall be the replacement of the Software.

                      (ii) The foregoing limitation of liability does not apply to infringement of the property rights referred to in Section 10. below, or to personal injury or death caused solely by the gross negligence or willful misconduct of SAP. With respect to damage to tangible property, SAP will not be responsible in any amount in excess of the amount which such damage is paid by SAP's liability insurance.

                  9.2 No Consequential Damages. ANYTHING TO THE CONTRARY HEREIN NOTWITHSTANDING, UNDER NO CIRCUMSTANCES SHALL SAP BE LIABLE TO KPMG OR ANY OTHER PERSON OR ENTITY FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR INDIRECT DAMAGES, LOSS OF GOOD WILL OR BUSINESS PROFITS, WORK STOPPAGE, DATA LOSS, THIRD PARTY CLAIMS, COMPUTER FAILURE OR MALFUNCTION, ANY AND ALL OTHER COMMERCIAL DAMAGES OR LOSS, AND EXEMPLARY OR PUNITIVE DAMAGES.

                  9.3 Severability of Disclaimer Provisions. IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT EACH AND EVERY PROVISION OF THIS LICENSE WHICH PROVIDES FOR A LIMITATION OF LIABILITY, DISCLAIMER OF WARRANTIES OR EXCLUSION OF DAMAGES, IS INTENDED BY THE PARTIES TO BE SEVERABLE AND INDEPENDENT OF ANY OTHER PROVISION AND TO BE ENFORCED AS SUCH.


         10. INDEMNIFICATION.

                  10.1 SAP. SAP shall indemnify KPMG against all claims, liabilities, and costs, including reasonable attorneys' fees, of defending any claim or suit arising from alleged infringement by any of the Software of any United States patent or copyright, or the trademark, trade secret or unfair competition rights of a third party, to the extent such infringement was known to SAP at the time of such infringement and provided that KPMG promptly notifies SAP in writing of the claim or suit or any claim of infringement and that SAP is permitted to control fully the defense and any settlement of the claim or suit. KPMG shall cooperate fully in the defense of the claim or suit, and may appear, at its own expense, through counsel of its choice. SAP may settle any such claim or suit at its sole discretion and without recourse by KPMG.

                  10.2 KPMG. KPMG shall indemnify SAP against all claims, liabilities, and costs, including reasonable attorneys' fees, of defending any claim or suit, other than for SAP's infringement of intellectual property rights, arising out of the use of any copy of the Software provided under this License, provided that SAP promptly notifies KPMG in writing of such claim or suit and KPMG is permitted to control fully the defense and any settlement of the claim or suit.

                  10.3 Limitations on Liability. THE PROVISIONS OF THIS SECTION
10. STATE THE SOLE EXCLUSIVE AND ENTIRE LIABILITY OF SAP FOR PATENT, TRADEMARK, COPYRIGHT AND TRADE SECRET INFRINGEMENT OR THE LIKE, OR ANY WARRANTIES REGARDING THE SAME, EXPRESS OR IMPLIED.


         11. NON-ASSIGNMENT.

                  11.1 KPMG may not assign, delegate, sublicense, pledge, or otherwise transfer this License, or any of its rights or obligations under this License, to any party except to KPMG's successors in interest to which this license may be transferred with SAP's prior written consent.

                  11.2 SAP may assign this License to SAP AG or to an entity designated by SAP AG. Such assignment may include all rights to the R/3 Confidential Information and to provide services under this License.


         12. EXPORT LICENSES.

         Regardless of any disclosure made by KPMG to SAP of an ultimate destination of the Software, KPMG will not re-export or transfer, whether directly or indirectly, the Software, the Documentation, or any other R/3 Confidential Information including the Program Concepts, or any system containing the Software, the Documentation, or any other R/3 Confidential Information, to anyone outside the United States of America or to anyone in such manner that constitutes an exportation under United States law without first obtaining a license from the U.S. Department of Commerce or any other agency or department of the United States government and meeting any other requirement of the United States government, and also without first obtaining the prior written approval of SAP. KPMG shall be responsible for complying with all applicable governmental regulations of the United States or any foreign countries with respect to the use of the Software by its Affiliates outside of the United States, including, but not limited to import and export restrictions, obtaining any necessary consents and licenses and registering or filing any documents. KPMG shall be solely responsible for all costs associated with such compliance. KPMG shall defend, indemnify and hold SAP harmless from and against any and all claims, judgments, costs, awards, expenses (including reasonable attorneys' fees) and liability of any kind arising out of the non-compliance with applicable governmental regulations, statute, decree or other obligation with respect to the use or transfer of the Software outside the United States by KPMG and its Affiliates.

         IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto agree to the foregoing agreement as of the date first above written.


                                      KPMG PEAT MARWICK

                                      By: /s/ CHARLES F. BURNS III
                                          -------------------------------------
                                      Title: Partner
                                             ----------------------------------
                                      Date: September 20, 1993
                                            -----------------------------------

                                      SAP AMERICA, INC.

                                      By: /s/ KLAUS P. BESIER
                                          -------------------------------------
                                      Title: President
                                             ----------------------------------
                                      Date: September 20, 1993
                                            -----------------------------------

                                   AMENDMENT
                           EFFECTIVE JANUARY 1, 1999
                                       TO
                         R/3 NATIONAL PARTNER AGREEMENT
                                 ("AGREEMENT")
                                    BETWEEN
                           SAP AMERICA, INC. ("SAP")
                                      AND
                         KPMG PEAT MARWICK ("PARTNER")
                          EFFECTIVE SEPTEMBER 20, 1993

As of the issuance date of January 1, 1999, this Amendment modifies the above referenced Agreement between the parties. In each instance in which the provisions of this Amendment contradict or are inconsistent with the provisions of the Agreement, the provisions of this Amendment shall prevail and govern and the contradicted or inconsistent provisions shall be deemed amended accordingly.

SAP and Partner agree that the Agreement effective September 20, 1993 is modified as follows:

1.   Delete section 7(a) in its entirety, and insert in lieu thereof:

     "(a) This Agreement shall have a term expiring on December 31, 1999, with an automatic renewal for one (1) year periods unless, at least six (6) weeks prior to a scheduled renewal date, either party gives written notice of its intentions not to renew this Agreement."

EXCEPT AS HEREIN PROVIDED, NONE OF THE PROVISIONS OF THE AGREEMENT SHALL BE AFFECTED BY THIS AMENDMENT.


ACCEPTED BY:                            ACCEPTED BY:
SAP America, Inc.                       KPMG Peat Marwick
SAP                                     Partner

BY:                                     BY: /s/ Charles F. Burns III
   --------------------------              --------------------------

NAME:                                   NAME:  Charles F. Burns III
     ------------------------                ------------------------

TITLE:                                  TITLE: Partner       12/28/98
      -----------------------                 -----------------------